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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported:  October 25, 2003
                                                  -----------------

                                 MOLIRIS CORP.
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             (Exact name of registrant as specified in its charter)

            Florida              0-50178                 06-1655695
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(State or other jurisdiction     (Commission          (IRS Employer
       of incorporation)         File Number)          Identification No.)

  3221Collinsworth, Suite 140,  Fort Worth, Texas          76104
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         (Address of principal executive offices)       (Zip Code)

Registrant's Telephone Number, including area code: (817) 335-5900
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                    f/n/a Underwater Maintenance Corporation
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          (Former name or former address, if changed since last report)

                     270 NW 3rd Court, Boca Raton, FL 33432
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                                (Former Address)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         (a) The persons acquiring control of the registrant are Lindsey Vinson, acquiring 1,250,000 shares of voting common stock, Clyde Parks, acquiring
2,500,000 shares of voting common stock, and Troy Vinson, acquiring 1,250,000 shares of voting common stock.

         The stock transfers, both occurring on October 28, 2003, were issued on the basis of two separate transactions. The first transaction was a transfer of 3,000,000 shares from the former President, Brett L. DeWees, for a total consideration of $225,000, paid by a down payment of $40,000 and a promissory note for $185,000, providing for three quarterly payments of $20,000 each, with a final balloon payment of $125,000. The second transaction was a transfer of 4,000,000 shares by Moliris Corp. in consideration of the purchase of various assets owned by HH Corrugated, Inc.

         Subsequent to the above listed transactions, the persons as identified above collectively own 5,000,000 shares of common voting stock which represents 61.46% of the outstanding stock of Moliris Corp.

         (b) There are no arrangements known to the registrant, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

         (a) The registrant has acquired certain assets pursuant to the execution of an Asset Purchase Agreement, dated October 29, 2003, executed between Moliris Corp. and HH Corrugated, Inc. a Texas corporation.

         The assets acquired consisted entirely of tangible personal property, including, without being limited thereto, printer slotters, die cutters, stitchers, trucks, a bandsaw, a fax machine, several computers, a motor home, compressors, fans, forklifts, and miscellaneous other items. The amount of consideration paid consisted of Four Million (4,000,000) shares of the common stock of Moliris Corp., issued as restricted shares. This purchase price was a negotiated amount between the parties and was based upon the principle that the transaction was arm's length and the price paid was considered, on an arbitrary basis, as fair market value for the purchased assets, there being no market price for the stock of either the seller or the buyer.

         As stated above, the assets purchased by Moliris Corp. were from HH Corrugated (HH), a Texas corporation. HH is subsidiary of Sterling Equity Corp., (Sterling), a Texas corporation, which owns Seventy-Five Percent (75%) of HH. Lindsey Vinson is the President and a director of Moliris Corp. (registrant) and he is the President and a director of Sterling.

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         (b) As noted above,  the assets purchased by Moliris Corp. are tangible personal property items. The nature of the business in which the assets were used by HH is the manufacture of specialized short-run corrugated containers. Moliris Corp. will continue to use the assets for the purpose as they were used by HH.

ITEM 7.   FINANCIAL STATEMENTS

         The financial statements as required to be filed with this Report have not been completed as of the date of this filing. Those statements will be filed as an amended Form 8-K not later than November 30, 2003.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       MOLIRIS CORP.



Date:   November 7, 2003          By:    /s/ Lindsey Vinson
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                                       Lindsey Vinson
                                       President






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